EXHIBIT 23.2

AUDITOR’S ACKNOWLEDGMENT
We acknowledge the incorporation by reference in SM Energy Company’s (“SM Energy”) Post-Effective Amendment No. 1 to Registration Statement No. 333-106438 on Form S-8, Registration Statement Nos. 333-30055, 333-35352, 333-88780, 333-58273, 333-134221, 333-151779, 333-165740, 333-170351, 333-194305, 333-212359, 333-219719, 333-226660, and 333-257005 on Form S-8, and Registration Statement Nos. 333-257046 and 333-259979 on Form S-3 of our report dated October 24, 2024, relating to our review of the interim consolidated financial statements of XCL Resources Holdings, LLC and subsidiaries appearing in this Current Report on Form 8-K/A of SM Energy.

/s/ Plante & Moran, PLLC
Denver, Colorado
December 12, 2024